UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

    The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 1, 2005, The Interpublic Group of Companies, Inc. (the “Company”) issued a schedule (the “Schedule”), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, to correct certain information related to its analysis of adjusted operating margins for the third quarter 2004 and year-to-date through September 30, 2004. This information appeared in (i) its press release dated November 3, 2004, announcing the Company’s third quarter 2004 results (the “Press Release”) and (ii) its related investor presentation posted on its website in connection with its third quarter results conference call (the “Investor Presentation”). The corrections reflected in the Schedule do not affect the Company’s reported results.

The Schedule reflects the impact of certain factors on the analysis of the Company’s adjusted operating margins and further corrects the presentation of these analytical adjustments as they appear in the following:

•	the table in the Press Release under the caption “Third Quarter Operating Margin Analysis”;
•	the table in the Press Release under the caption “Year-to-Date Operating Margin Analysis”;
•	the schedule in the Press Release entitled “Reconciliation of Operating Margin Analysis”;
•	Page 10 (“Operating Margin Variances”) of the Investor Presentation; and
•	Page 35 (“Reconciliation of Operating Margin Analysis”) of the Appendix to the Investor Presentation.

The Company believes it is appropriate to provide investors with an understanding of the impact of these items by identifying only the individual impact of each such factor for each of the applicable periods.

The affected tables and reconciliation schedules are non-GAAP presentations and analytical in nature. The Schedule also includes an unchanged reconciliation of the non-GAAP financial measures therein to the Company’s corresponding GAAP numbers.

Item 9.01

(c) Exhibits

Exhibit 99.1	Schedule (filed pursuant to Item 8.01)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: February 1, 2005	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary